Exhibit 99.1

FOR IMMEDIATE RELEASE

September 2, 2014

Contact: Cloud Peak Energy Inc.
Karla Kimrey
Vice President, Investor Relations
720-566-2932

CLOUD PEAK ENERGY UPDATES 2014 SHIPMENT AND
ADJUSTED EBITDA GUIDANCE AND PROVIDES MEDIUM TERM OUTLOOK

GILLETTE, Wyo, September 2, 2014—Cloud Peak Energy Inc. (NYSE:CLD), one of the largest U.S. coal producers and the only pure-play Powder River Basin (“PRB”) coal company, today updated its 2014 shipment and Adjusted EBITDA(1) guidance ranges and provided its current medium term outlook.

Updated 2014 Guidance

The Company updated its guidance for 2014 coal shipments for its three owned and operated mines to between 83 million and 86 million tons, compared to its July 29, 2014 guidance of 85 million to 89 million tons.  The Company also updated its guidance for 2014 Adjusted EBITDA to between $170 million and $200 million.  On July 29, 2014, the Company issued 2014 Adjusted EBITDA guidance of $180 million to $210 million.

Colin Marshall, Cloud Peak Energy’s President and Chief Executive Officer said, “As we previously stated, our earlier guidance ranges were dependent upon an improvement in rail performance through the end of the year.  While we believe the rail performance issues are being addressed, the reality is that the improvements have not taken place at a sufficiently robust pace to allow us to maintain our previous guidance.  In addition, in late August our Cordero Rojo Mine was impacted by a significant rain storm causing flooding and damage to some equipment, which will slow shipments and cause us to incur some additional costs.  Accordingly, we are updating our Adjusted EBITDA and shipment guidance ranges to reflect these impacts.”

Medium Term Outlook

Looking ahead to 2015 and 2016, the Company anticipates annual shipments to be between 78 million and 84 million tons from its three owned and operated mines, as the previously announced reductions take place in 8400 Btu production from the Company’s Cordero Rojo Mine.

For 2015, at August 22, 2014, the Company had committed to sell 65 million tons from its three owned and operated mines, or approximately 80 percent of its anticipated total 2015 shipments.  Of this committed 2015 production, 51 million tons are under fixed-price contracts with a weighted-average price of $13.12 per ton.

As such, for 2015, the Company has approximately 30 million tons still to be priced between now and the end of 2015.  Of these, approximately 14 million tons are under various index price mechanisms, which can result in a slight premium to market prices.

We continue to believe that current domestic and international prices are unsustainably low as they are not providing economic returns to a large number of major producers.  Over the last few years, domestic and international prices have been volatile and have moved significantly in short time periods.  We estimate that a near-term $1 per ton improvement in domestic pricing for 2015 deliveries would add approximately $21 million to 2015 Adjusted EBITDA based on our current open and indexed positions.  Any increase in international prices from current low levels would result in a significant improvement to our Logistics and Related Activities segment results next year.  We estimate that a $10 per tonne improvement in benchmark Newcastle prices would add approximately $34 million of Adjusted EBITDA in 2015.

(1)               Non-GAAP financial measure; please see definition below in this release.

Taking these pricing and volume factors into account, our preliminary estimates are that Adjusted EBITDA for 2015 could be approximately $120 million if coal prices were to remain at recent depressed levels through the end of next year.  A $1 per ton improvement in domestic prices and a $10 per tonne improvement in Newcastle prices could result in Adjusted EBITDA for 2015 of approximately $180 million depending on the timing of improved prices and actual shipments.

In 2015, the Company expects to spend between $30 million and $50 million on capital expenditures to sustain the existing equipment fleet and a further $20 million on the repair and relocation of a dragline from the Cordero Rojo Mine to the Antelope Mine.  The fifth and final installment of $69 million on the West Antelope II LBA will be paid in 2015, with no further LBA payments anticipated in 2016.

Cash taxes in 2015 are expected to be zero and no payments will be made under the now terminated Tax Receivable Agreement with Rio Tinto.  In 2015, cash interest on the outstanding bonds is expected to be $40 million.

For 2016, the Company has approximately 48 million tons still to be priced, which we believe offer significant opportunity to be priced at higher and more sustainable levels than current depressed pricing, giving the potential of significant upside to 2016 revenue, Adjusted EBITDA, and cash flow, relative to 2015.  In addition, as there are no further LBA installment payments anticipated in 2016, cash flow will benefit independent of the coal price environment.

Recent Developments

Last month, Cloud Peak Energy completed two opportunistic transactions to increase its ability to benefit from growth in Asian exports; and to eliminate a $103 million legacy liability.

First, the Company paid $37 million to expand its access to the growing Asian markets by securing additional port capacity at the fully utilized Westshore Terminal.  The payment secured increased committed capacity of 6.3 to 7.1 million tons (compared to current long term committed capacity of 2.75 million tons), and extended the term of its throughput agreement with Westshore through 2024.  As a result, the Company expects to increase its 2015 Asian exports to 6.0 to 6.5 million tons, compared to the 4.0 to 4.5 million tons currently forecasted for 2014.  This opportunistic transaction allows us to increase near-term export sales at the existing, highly efficient Westshore port, further diversifying our customer base and markets.

Second, the Company paid $45 million to Rio Tinto to terminate the Tax Receivable Agreement (“TRA”) that was established at the time of our Initial Public Offering in 2009.  This payment settled all future liabilities that would have been owed under the TRA, and eliminated the undiscounted liability of $103 million (as at June 30, 2014) in respect of estimated future obligations under the TRA.  As a result, previously anticipated cash payments of approximately $14 million each year in 2014 and 2015 and additional payments in subsequent years were eliminated.

Colin Marshall continued, “In summary, with lower shipments and current weak coal pricing, 2015 results are expected to be lower than 2014 results.  However, our 30 million ton unpriced position will allow us to benefit from any increases in domestic and international pricing in 2015.  For 2016, with significant exposure to the potential of improving coal prices and no LBA payments, Adjusted EBITDA and cash flow have the opportunity to rebound.

In the context of the current coal markets, we have continued to focus on running our low-cost operations as efficiently as possible, controlling all aspects of our costs, and optimizing capital expenditures to maximize cash flow generation.  We have also actively managed our balance sheet to position ourselves to weather the current environment and to take advantage of potential cyclical recoveries in domestic and international coal prices.  We were pleased to be able to take advantage at this point in the market, of the opportunities to increase our near-term export terminal capacity and extinguish the TRA.”

About Cloud Peak Energy®

Cloud Peak Energy Inc. (NYSE:CLD) is headquartered in Wyoming and is one of the largest U.S. coal producers and the only pure-play Powder River Basin (PRB) coal company. As one of the safest coal producers in the nation, Cloud Peak Energy mines low sulfur, subbituminous coal, and provides logistics supply services. The Company owns and operates three surface coal mines in the PRB, the lowest cost major coal producing region in the nation. The Antelope and Cordero Rojo mines are located in Wyoming and the Spring Creek Mine is located in Montana. In 2013, Cloud Peak Energy shipped 86.0 million tons from its three mines to customers located throughout the U.S. and around the world. Cloud Peak Energy also owns rights to substantial undeveloped coal and complementary surface assets in the Northern PRB, further building the Company’s long-term position to serve Asian export and domestic customers. With approximately 1,700 total employees, the Company is widely recognized for its exemplary performance in its safety and environmental programs. Cloud Peak Energy is a sustainable fuel supplier for approximately four percent of the nation’s electricity.

Cautionary Note Regarding Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Forward-looking statements are not statements of historical facts and often contain words such as “may,” “will,” “expect,” “believe,” “anticipate,” “plan,” “estimate,” “seek,” “could,” “should,” “intend,” “potential,” or words of similar meaning.  Forward-looking statements are based on management’s current expectations, beliefs, assumptions and estimates regarding our company, industry, economic conditions, government regulations, energy policies and other factors.  Forward-looking statements may include, for example: (1) our outlook for 2014, 2015 and future periods for our company, the PRB and the industry in general, and our operational, financial and export guidance, including any potential increases in domestic F.O.B. mine prices or benchmark Newcastle prices and logistics revenues and our estimated Adjusted EBITDA sensitivies to any such pricing increases; (2) anticipated economic conditions and demand by domestic and Asian utilities, including the anticipated impact on demand driven by regulatory developments and uncertainties; (3) the impact of competition from natural gas and other alternative sources of energy used to generate electricity; (4) coal stockpile and natural gas storage levels and the impacts on future demand and pricing; (5) our plans to replace and/or grow our coal tons; (6) business development and growth initiatives; (7) operational plans for our mines, including anticipated production decreases at our Cordero Rojo Mine; (8) our cost management efforts; (9) our future liquidity and cash flows; (10) anticipated improvements in rail performance; and (11) other statements regarding our plans, strategies, prospects and expectations concerning our business, operating results, financial condition and other matters that do not relate strictly to historical facts.  These statements are subject to significant risks, uncertainties, and assumptions that are difficult to predict and could cause actual results to differ materially and adversely from those expressed or implied in the forward-looking statements.  Factors that could adversely affect our future results include, for example, (a) future domestic and international economic conditions; (b) weather conditions or weather-related damage that impacts demand for coal, our mining operations, our customers, or transportation infrastructure; (c)  coal-fired power plant capacity and utilization, demand for our coal by the domestic electric generation industry, Asian export demand and terminal capacity, and the prices we receive for our coal and our logistics services; (d) reductions or deferrals of purchases by major customers and our ability to renew sales contracts and to effectively execute our forward sales strategy, and changes in utility purchasing patterns; (e) competition from other coal producers, including the current oversupply of thermal coal in the marketplace, impacts of currency exchange rate fluctuations, and government energy and tax policies that make foreign coal producers more competitive for international transactions, (f)  competition with natural gas and other non-coal energy resources, domestically and internationally, which may be increased as a result of energy and tax policies, regulations and subsidies or other government incentives that encourage or mandate use of alternative energy sources or public perceptions and the political dynamic with regard to climate change; (g) environmental, health, safety, endangered species or other legislation, regulations, treaties, court decisions or government actions, or related third-party legal challenges or changes in interpretations, including new requirements or uncertainties affecting the use, demand or price for coal or imposing additional costs, liabilities or restrictions on our mining operations, the utility industry or the logistics, transportation and terminal industries; (h) public perceptions, third-party legal challenges or governmental actions and energy policies relating to concerns about climate change, air and water quality or other environmental considerations, including emissions restrictions and governmental subsidies or mandates that make wind, solar or other alternative fuel sources more cost-effective and competitive with coal or that may cause domestic and international electric utilities to phase out or close existing coal-fired power plants, reduce construction of any new coal-fired power plants, or reduce consumption of PRB coal; (i) operational, geological, equipment, permit, labor, weather-related and other risks inherent in surface coal mining; (j) our ability to efficiently and safely conduct our mining operations; (k) railroad, export terminal and other transportation performance, costs and availability, including the availability of sufficient and reliable rail capacity to transport PRB coal ; (l) availability, timing of delivery and costs of key supplies, capital equipment or commodities such as diesel fuel, steel, explosives and tires; (m) our ability to acquire future coal tons through the federal LBA process and necessary surface rights and permits in a timely and cost-effective manner and the impact of third-party legal challenges; (n) access to capital and credit markets and availability and costs of credit, surety bonds, letters of credit, and insurance; (o) litigation and other contingent liabilities; (p) proposed Pacific Northwest export terminals are not developed in a timely manner or at all, or are developed at a smaller capacity than planned, or we are unable to finalize and enter into definitive throughput agreements for potential future capacity at proposed terminals, including the Gateway Pacific Terminal; (q) future development and operating costs for our development projects significantly exceed our expectations; and (r) other risk factors described from time to time in the reports and registration statements we file with the Securities and Exchange Commission, including those in Item 1A - Risk Factors in our most recent Form 10-K and any updates thereto in our Forms 10-Q and Forms 8-K.  There may be other risks and uncertainties that are not currently known to us or that we currently believe are not material.  We make forward-looking statements based on currently available information, and we assume no obligation to, and expressly disclaim any obligation to, update or revise publicly any forward-looking statements made in this release, whether as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measures

This release includes the non-GAAP financial measure of Adjusted EBITDA.  Adjusted EBITDA is intended to provide additional information only and does not have any standard meaning prescribed by generally accepted accounting principles in the U.S. (“GAAP”).

EBITDA represents net income (loss) or income (loss) from continuing operations, as applicable, before (1) interest income (expense) net, (2) income tax provision, (3) depreciation and depletion, (4) amortization, and (5) accretion.  Adjusted EBITDA represents EBITDA as further adjusted for specifically identified items that management believes do not directly reflect our core operations.  For the periods presented herein, the specifically identified items are: (1) adjustments to exclude the updates to the company’s recently terminated tax agreement liability, including tax impacts of our 2009 initial public offering and 2010 secondary offering, (2) adjustments for derivative financial instruments, excluding fair value mark-to-market gains or losses and including cash amounts received or paid, and (3) adjustments to exclude a significant broker contract that expired in the first quarter of 2010, to the extent applicable to the periods presented herein.  Because of the inherent uncertainty related to the items identified above, management does not believe it is able to provide a meaningful forecast of the comparable GAAP measures or reconciliation to any forecasted GAAP measures.

Adjusted EBITDA is an additional tool intended to assist our management in comparing our performance on a consistent basis for purposes of business decision-making by removing the impact of certain items that management believes do not directly reflect our core operations.  Adjusted EBITDA is a metric intended to assist management in evaluating operating performance, comparing performance across periods, planning and forecasting future business operations and helping determine levels of operating and capital investments.  Period-to-period comparisons of Adjusted EBITDA are intended to help our management identify and assess additional trends potentially impacting our company that may not be shown solely by period-to-period comparisons of net income (loss) or income (loss) from continuing operations.  Our chief operating decision maker uses Adjusted EBITDA as a measure of segment performance.  Consolidated Adjusted EBITDA is also used as part of our incentive compensation program for our executive officers and others.

We believe Adjusted EBITDA is also useful to investors, analysts and other external users of our consolidated financial statements in evaluating our operating performance from period to period and comparing our performance to similar operating results of other relevant companies.  Adjusted EBITDA allows investors to measure a company’s operating performance without regard to items such as interest expense, taxes, depreciation and depletion, amortization and accretion and other specifically identified items that are not considered to directly reflect our core operations.

Our management recognizes that using Adjusted EBITDA as a performance measure has inherent limitations as compared to net income (loss), income (loss) from continuing operations, or other GAAP financial measures, as this non-GAAP measure excludes certain items, including items that are recurring in nature, which may be meaningful to investors.  Adjusted EBITDA should not be considered in isolation and does not purport to be an alternative to net income (loss), income (loss) from continuing operations, or other GAAP financial measures as a measure of our operating performance.  Because not all companies use identical calculations, our presentation of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies.  Moreover, our presentation of Adjusted EBITDA is different than EBITDA as defined in our debt financing agreements.

SOURCE:  Cloud Peak Energy

Cloud Peak Energy Inc.

Karla Kimrey, 720-566-2932

Vice President, Investor Relations